Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
April 19, 2007	904-398-9400
LANDSTAR SYSTEM REPORTS FIRST QUARTER
EARNINGS PER DILUTED SHARE OF $0.38
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported net income for the thirteen-week period ended March 31, 2007 of $21.6 million, or $0.38 per diluted share, which included a $5.0 million charge for the estimated cost of one severe accident that occurred during the first quarter of 2007. This charge, net of related income tax benefits, reduced 2007 first quarter net income by $3.1 million, or $0.05 per diluted share. Revenue for the first quarter of 2007 was $577 million, which included $3.4 million of revenue attributable to transportation services provided primarily under a contract between Landstar Express America and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). The revenue recognized under the FAA contract during the 2007 first quarter generated $1.0 million of operating income which, net of related income taxes, increased net income by $0.6 million or, $0.01 per diluted share. Operating margin in the 2007 first quarter was 6.4 percent. The revenue generated under the FAA contract increased operating margin by 14 basis points in the 2007 period.
Net income for the thirteen-week period ended April 1, 2006 was $24.4 million, or $0.41 per diluted share, on revenue of $610 million. Included in the 2006 first quarter was $35.4 million of revenue related to disaster relief efforts for the various hurricanes that impacted the United States during the second half of 2005. These transportation services were provided primarily under the FAA contract. The revenue recognized under this contract during the 2006 first quarter generated $5.0 million of operating income which, net of related income taxes, increased net income by $3.1 million, or

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$0.05 per diluted share. Operating margin in the 2006 first quarter was 6.8 percent. The revenue generated under the FAA contract increased operating margin by 45 basis points in the 2006 period.
Landstar’s carrier group of companies generated $424 million of revenue in the thirteen-week period ended March 31, 2007, compared with revenue of $428 million in the thirteen-week period ended April 1, 2006. In the 2007 and 2006 first quarters, the carrier group invoiced customers $33.7 million and $33.8 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $144 million of revenue, which included the $3.4 million related to transportation services provided primarily under the FAA contract, in the 2007 thirteen-week period compared with $173 million of revenue, which included $35.4 million related to transportation services provided primarily under the FAA contract, in the 2006 thirteen-week period.
Landstar System, Inc. announced that its Board of Directors authorized the purchase of up to an additional 2,000,000 shares of its common stock from time to time in the open market and in privately negotiated transactions. During the 2007 first quarter, Landstar purchased 555,952 shares of its common stock at a total cost of $23,585,000. The Company may purchase an additional 271,549 shares of its common stock under its previously authorized share purchase program.
Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.03 per share. The dividend is payable on May 31, 2007 to stockholders of record at the close of business on May 10, 2007. It is the intention of the Board of Directors to continue to pay a quarterly dividend on a go forward basis.
Commenting on Landstar’s 2007 first quarter performance, Landstar President and CEO Henry Gerkens said, “Excluding the estimated impact of the severe accident in the 2007 first quarter, Landstar delivered earnings per diluted share of $0.43, which was at the upper end of our original estimated range of earnings. As anticipated, revenue for the quarter was slightly lower than the prior year quarter due to the lower revenue derived under the FAA contract and the continuation of softer demand in the

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domestic freight transportation industry. Once again however, our non-asset based variable cost business model achieved high financial returns as it adapted to the slower 2007 first quarter economy.”
“Trailing twelve month return on average shareholders’ equity remained high at 44 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 31 percent. During the quarter Landstar purchased $23,585,000 of its common stock, reduced debt by $31.3 million and ended the 2007 first quarter with cash and short term investments of $98.5 million.”
Gerkens continued, “During the first month and a half of the 2007 first quarter, there was downward pressure on price caused by lower volumes and more available capacity. However, as we moved into the second half of the quarter pricing began to stabilize and volume levels improved. In fact, as it relates to pricing, revenue per load in March of 2007 was higher than in March 2006. This is an encouraging trend as we move into the 2007 second quarter. I anticipate the 2007 second quarter to be another challenging quarter due to uncertain economic conditions. In addition, the 2006 second quarter results included $20.8 million of revenue generated under the FAA contract. We are not forecasting any such revenue in the 2007 second quarter even though the contract has been extended through June 30, 2007 and the FAA has the option to extend the contract for the balance of the year. Given the comments above, I anticipate revenue growth for the second quarter of 2007 to be in a mid single digit range over the revenue generated in the second quarter of 2006, and I anticipate Landstar’s earnings per diluted share to be within a range of $0.49 to $0.54 for the 2007 second quarter.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans,

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strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2006 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiary Landstar Express America, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited, contract logistics and warehousing services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	March 31,	April 1,
	2007	2006
Revenue	$576,649	$610,042
Investment income	1,740	379
Costs and expenses:
Purchased transportation	434,058	458,250
Commissions to agents	46,632	47,011
Other operating costs	5,506	12,068
Insurance and claims	17,540	11,552
Selling, general and administrative	33,165	35,836
Depreciation and amortization	4,617	4,093

Total costs and expenses	541,518	568,810

Operating income	36,871	41,611
Interest and debt expense	1,592	1,850

Income before income taxes	35,279	39,761
Income taxes	13,675	15,411

Net income	$21,604	$24,350

Earnings per common share	$0.39	$0.41

Diluted earnings per share	$0.38	$0.41

Average number of shares outstanding:
Earnings per common share	55,926,000	58,901,000

Diluted earnings per share	56,470,000	59,919,000

Dividends paid per common share	$0.030	$0.025

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 31,	April 1,
	2007	2006
External Revenue
Carrier segment	$423,574	$428,313
Global Logistics segment	143,865	173,425
Insurance segment	9,210	8,304

External revenue	$576,649	$610,042

Operating Income
Carrier segment	$41,409	$40,571
Global Logistics segment	4,688	8,727
Insurance segment	3,359	6,676
Other	(12,585)	(14,363)

Operating income	$36,871	$41,611

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 31,	Dec 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$77,780	$91,491
Short-term investments	20,701	21,548
Trade accounts receivable, less allowance of $4,589 and $4,834	300,255	318,983
Other receivables, including advances to independent contractors, less allowance of $3,987 and $4,512	22,053	14,198
Deferred income taxes and other current assets	17,154	25,142

Total current assets	437,943	471,362

Operating property, less accumulated depreciation and amortization of $78,307 and $77,938	115,501	110,957
Goodwill	31,134	31,134
Other assets	36,006	33,198

Total assets	$620,584	$646,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$25,160	$25,435
Accounts payable	120,404	122,313
Current maturities of long-term debt	19,578	18,730
Insurance claims	27,386	25,238
Other current liabilities	55,138	58,478

Total current liabilities	247,666	250,194

Long-term debt, excluding current maturities	78,415	110,591
Insurance claims	43,127	36,232
Deferred income taxes	20,424	19,360
Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 65,127,496 and 64,993,143 shares	651	650
Additional paid-in capital	112,345	108,020
Retained earnings	519,195	499,273
Cost of 9,583,961 and 9,028,009 shares of common stock in treasury	(401,247)	(377,662)
Accumulated other comprehensive income (loss)	8	(7)

Total shareholders’ equity	230,952	230,274

Total liabilities and shareholders’ equity	$620,584	$646,651

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	March 31,	April 1,
	2007	2006
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$299,398	$303,793
Other third party truck capacity providers	124,176	124,520

	$423,574	$428,313

Revenue per revenue mile	$1.98	$1.99

Revenue per load	$1,569	$1,580

Average length of haul (miles)	792	793

Number of loads	270,000	271,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$26,841	$24,832
Other third party truck capacity providers	79,953	100,627
Rail, Air, Ocean and Bus Carriers (3)	37,071	47,966

	$143,865	$173,425

Revenue per load (4)	$1,560	$1,500

Number of loads (4)	90,000	92,000

	As of	As of
	March 31,	April 1,
	2007	2006
Capacity
Business Capacity Owners (1) (5)	8,510	8,219

Other third party truck capacity providers:
Approved and active (6)	14,784	13,698
Approved	8,758	8,381

	23,542	22,079

Total available truck capacity providers	32,052	30,298

Agent Locations	1,338	1,196

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2007 and 2006 thirteen week period was $481,000 and $10,856,000, respectively, of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from emergency transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 9,158 and 8,932, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.